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Exhibit 32

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        The certifications set forth below are being submitted in connection with the Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2008 (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

        John A. Lederer, the Chief Executive Officer and John K. Henry, the Chief Financial Officer of Duane Reade Holdings, Inc., each certifies that:

  1.
  the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

  2.
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Duane Reade Holdings, Inc.

/s/ JOHN A. LEDERER John A. Lederer Chief Executive Officer
/s/ JOHN K. HENRY John K. Henry
Dated: November 11, 2008	Chief Financial Officer

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  Exhibit 32
CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002